EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Dialysis Corporation of America (the “Company”) on Form
10-Q for the first quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, Stephen W. Everett, President and Chief Executive Officer of the Company, and Daniel R. Ouzts, Vice President of Finance, Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company, each certify pursuant to 18 U.S.C. Section 1350 that, to the best of our knowledge:

(1)    The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods covered by the Report.

/s/ Stephen W. Everett

STEPHEN W. EVERETT, President and Chief Executive Officer

/s/ Daniel R. Ouzts

DANIEL R. OUZTS, Vice President of Finance,
Chief Financial Officer, Chief Accounting Officer and Treasurer

Dated: May 12, 2006

It is not intended that this statement be deemed to be filed for the purpose of the Securities Exchange Act of 1934.